Benefytt







First Quarter 2020

Earnings Presentation

May 7, 2020

Disclosure

Certain statements made in this presentation contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on Benefytt Technologies, Inc.'s (the "Company's") current assumptions, expectations and beliefs, are generally identifiable by use of words "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or similar expressions, and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our focus on the Medicare market, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, uncertainty regarding the potential future impact of the COVID-19 pandemic on our business or company, our ability to retain our members, the demand for products offered through our platform, regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and the Company's ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

1Q20 Summary

Benefytt

- Strategic Alternatives Review Continues
- Covid-19 Response: Shifted to work from home; Minimal Disruption
- Launched healthinsurance.com and Digital Medicare Enrollment
- Revenue Ahead of Guidance; Adjusted EBITDA & EPS Below
- Medicare Revenues in Line with Guidance; Medicare Profit (Loss) below
- Strong IFP Performance
- Ramping and Optimizing Agent Force

1Q20 GAAP Results

Benefytt

1Q20 Net Income



$2.2
($49.8)
1Q19
1Q20

1Q20 GAAP EPS



$0.11
($3.68)
1Q19
1Q20

$41.1mm ($2.85 of EPS) Goodwill Impairment Related to Previously Announced De-Emphasis of IFP

Increase in amortization expense from 2019 acquisitions

Increase in Interest on Debt in Current Year

1Q20 Financial Results

Benefytt

1Q20 Revenue



$87.3
$71.6
$52.7
$18.9
1Q19
1Q20
Medicare
IFP

1Q20 Adjusted EBITDA*



$9.3
$0.9
$8.3
-$1.6
-5.8
1Q19
1Q20
Medicare
IFP
Corporate

BFYT new to Medicare in 2H19

Medicare Revenues in line with Guidance

IFP Revenues Significantly Outperformed

1Q20 Revenues reflect ($4.8)mm of LTV reassessments

Total Adjusted EBITDA below Expectations

Medicare Profit (Loss) Reflects ($1.9)mm LTV reassessment

IFP Adjusted EBITDA Reflects ($1.6)mm LTV reassessment

Corporate Segment in line with Expectations

*Adjusted EBITDA is a non-GAAP financial measure. See the appendix at the end of this presentation for the reconciliation to the most directly comparable GAAP measure.

1Q20 Financial Results

Benefytt



Adj. EPS*
$0.43
$0.01
1Q19
1Q20

Total Adjusted EPS below Expectations

Adjusted EPS Reflects ($0.20) of LTV Reassessments

Results reflect lower Medicare margins due to higher cost per call and BPO underperformance

*Adjusted EPS, or adjusted net income per share, is a non-GAAP financial measure. See the appendix at the end of this presentation for the reconciliation to the most directly comparable GAAP measure.

Reaffirming 2020 Revenue and Earnings Guidance

Benefytt

Revenues


$290.0
$100.0
$190.0
$350.0
$140.0
$210.0
Low
High
Medicare
IFP

Adjusted EBITDA*


$65.0
$15.0
$70.0
-$20.0
$80.0
$20.0
$80.0
-$20.0
Low
High
Medicare
IFP
Corporate

Adjusted EPS*


$3.10
$4.15
Low
High

*In accordance with SEC Regulation G, the Company does not reconcile Adjusted EBITDA guidance and Adjusted EPS guidance to GAAP net income and GAAP net income per share, respectively, because such reconciliations cannot be made without unreasonable effort, as described in the Appendix hereto.

BFYT Opportunities

Benefytt

- Significant runway for expansion in growing Medicare market
- Significant Tailwinds in IFP
- Omni-channel, consumer-facing digital portals and advertisement campaigns
- Significant Opportunities in Provider Network
- Scaling and Optimizing Agent Model
- Upgraded talent and technology to drive execution

BFYT Medicare Omni-Channel Marketing

Benefytt



DR TV
Medicare Enrollment

1Q20



DR TV
Paid Search
Organic Search
Medicare Enrollment
Direct Mail
Provider Partners
Paid Social

4Q20/2021

*Diagram is for illustration purposes and may not represent Benefytt's total channel mix

BFYT Medicare Runway


CMS/Carrier review & approval: 90-120 days
DR TV operating successfully
Additional channel materials submitted ahead of schedule
Submission deadline for additional chan-nel materials
Omni-channel mix operating in 4Q
AEP October 15 – December 7
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
1Q
2Q
3Q
4Q

Appendix

Benefytt

Financial Footnotes

To supplement the Company's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, the Company presents certain financial measures that are not prepared in accordance with GAAP, which are adjusted EBITDA, and adjusted net income per share. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

The Company is presenting these non-GAAP financial measures to assist investors in seeing the Company's operating results through the eyes of management and because the Company believes that these measures provide a useful tool for investors to use in assessing the Company's operating performance against prior period operating results and against business objectives. The Company uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. The Company has not reconciled adjusted EBITDA guidance or adjusted net income per share guidance to GAAP net income or GAAP net income per diluted share, respectively, because the Company does not provide guidance for the reconciling items between these measures and GAAP net income or GAAP net income per diluted share, respectively. As certain of the items that impact GAAP net income and/or GAAP net income per diluted share cannot be reasonably predicted at this time, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP net income or GAAP net income per diluted share is not available without unreasonable effort.

Financial Footnotes

EBITDA is defined as net income before interest, income taxes and depreciation and amortization. We have included EBITDA in this report because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our business. However, EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items such as stock-based compensation and related costs, and items that are not generally a part of regular operating activities, including tax receivable adjustments, indemnity and other related legal costs, and severance, restructuring, and acquisition costs. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

To calculate adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense, items such as stock-based compensation and related costs, and other items that are not generally a part of regular operating activities, including, tax receivable adjustments, indemnity and other related legal costs, severance, restructuring, and acquisition costs. From adjusted pre-tax net income, we apply a pro forma tax expense calculated at an assumed rate of 24%, which consists of the maximum federal corporate rate of 21%, with an assumed 3% state tax rate. We believe that when measuring Company and executive performance against the adjusted net income measure, applying a pro forma tax rate better reflects the performance of the Company without regard to the Company's organizational tax structure. We have included adjusted net income in this report because it is a key performance measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors, and other interested parties in their evaluation of the Company. Other companies may calculate this measure differently than we do. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per share as reported under GAAP.

Adjusted net income per share is computed by dividing adjusted net income by the total number of weighted-average diluted Class A and weighted-average Class B shares of our common stock for each period. We have included adjusted net income per share in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate this measure differently than we do. Adjusted net income per share has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for earnings per share as reported under GAAP.

Benefytt

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(unaudited)
($ in thousands)

	Three Months Ended March 31,	
	2020	2019
Net (loss) income	$ (49,815)	$ 2,182
Interest expense	2,094	345
Depreciation and amortization	4,345	1,132
(Benefit) provision for income taxes	(9,606)	2,797
EBITDA	(52,982)	6,456
Loss on impairment	41,076	—
Stock-based compensation and related costs	2,707	1,861
Fair value adjustment to contingent consideration	2,881	—
Transaction costs	129	273
Indemnity and other legal costs	7,092	672
Severance, restructuring and other	30	3
Adjusted EBITDA	$ 933	$ 9,265

Benefytt

Reconciliation of Net Income to Adj. Net Income per Share

Reconciliation of Net Income to Adjusted Net Income per Share
(unaudited)
($ in thousands except per share data)

	Three Months Ended March 31,	
	2020	2019
Net (loss) income	$ (49,815)	$ 2,182
Interest expense	2,094	345
Amortization	3,505	335
(Benefit) provision for income taxes	(9,606)	2,797
Loss on impairment	41,076	—
Stock-based compensation and related costs	2,707	1,861
Fair value adjustment to contingent consideration	2,881	—
Transaction costs	129	273
Indemnity and other legal costs	7,092	672
Severance, restructuring and other charges	30	3
Adjusted pre-tax income	93	8,468
Pro forma income taxes	(22)	(2,032)
Adjusted net income	$ 71	$ 6,436
Total weighted average diluted share count	13,247	15,000
Adjusted net income per share	$ 0.01	$ 0.43